Exhibit 99.1

    NASDAQ: WASH

Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 23, 2023
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2023 Earnings

WESTERLY, R.I., October 23, 2023 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced third quarter 2023 net income of $11.2 million, or $0.65 per diluted share, compared to net income of $11.3 million, or $0.66 per diluted share, for the second quarter of 2023.

“Washington Trust’s third quarter performance reflects the Corporation’s core strength, resilience, and ability to manage through difficult operating conditions,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We continue to attract new business across all lines, which is challenging in the current rate and competitive environment. We value our employees, customers, communities, and shareholders and remain committed to enhancing the value of these relationships over time.”

Selected financial highlights for the third quarter include:
•Returns on average equity and average assets for the third quarter were 9.65% and 0.62%, respectively, compared to 9.67% and 0.65%, respectively, for the preceding quarter.
•Net interest income totaled $33.8 million in the third quarter, up by $251 thousand, or 1%, from the preceding quarter. The net interest margin was 1.97% in the third quarter, compared to 2.03% in the preceding quarter, reflecting the challenging interest rate environment.
•In the third quarter, a provision for credit losses of $500 thousand was recognized, down by $200 thousand from the provision recognized in the preceding quarter.
•Noninterest income totaled $15.2 million in the third quarter, up by $901 thousand, or 6%, from the preceding quarter, reflecting increases in loan related derivative income and mortgage banking revenues.
•Total loans amounted to $5.6 billion, up by $230 million, or 4%, from the end of the preceding quarter. Total loans were up by $762 million, or 16%, from a year ago.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion, up by $35 million, or 1%, from June 30, 2023. In-market deposits were up by $121 million, or 3%, from a year ago.

Washington Trust
October 23, 2023
Net Interest Income
Net interest income was $33.8 million for the third quarter of 2023, up by $251 thousand, or 1%, from the second quarter of 2023. The net interest margin was 1.97% for the third quarter, down by 6 basis points from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $167 million, including an increase of $187 million in average loans. The yield on interest-earning assets for the third quarter was 4.69%, up by 16 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $160 million, reflecting increases in average wholesale funding balances of $83 million and average in-market deposits of $77 million. The cost of interest-bearing liabilities for the third quarter of 2023 was 3.26%, up by 24 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $15.2 million for the third quarter of 2023, up by $901 thousand, or 6%, from the second quarter of 2023. Linked quarter changes included:
•Wealth management revenues amounted to $8.9 million in the third quarter of 2023, down by $100 thousand, or 1%, on a linked quarter basis. This included a decrease of $221 thousand, or 45%, in transaction-based revenues, partially offset by an increase of $121 thousand, or 1%, in asset-based revenues. The linked quarter decline in transaction-based revenues was mainly due to lower tax servicing fee income in the third quarter, as this income is concentrated in the first half of the year. The linked quarter increase in asset-based revenues reflected an increase in the average balance of wealth management assets under administration ("AUA"), which was up by approximately $140 million, or 2%, from the preceding quarter.
The end of period AUA balance at September 30, 2023 amounted to $6.1 billion, down by $219 million, or 3%, from June 30, 2023. This decrease reflected net investment depreciation of $154 million, as well as net client asset outflows of $65 million.
•Mortgage banking revenues totaled $2.1 million for the third quarter of 2023, up by $355 thousand, or 20%, from the second quarter of 2023, reflecting higher realized gains on loan sales, partially offset by changes in the fair value of mortgage loans held for sale and forward loan commitments. Realized gains increased by $919 thousand, or 111%, from the preceding quarter, due to a higher sales yield, as well as a higher volume of loans sold. Loans sold amounted to $88.6 million in the third quarter of 2023, up by $24.1 million, or 37%, from the preceding quarter.
•Loan related derivative income from interest rate swap contracts with commercial borrowers in the third quarter of 2023 totaled $1.1 million, up by $835 thousand, or 338%, from the preceding quarter.
•Income from bank-owned life insurance totaled $710 thousand in the third quarter of 2023, down by $169 thousand, or 19%, from the preceding quarter. This decline was due to the recognition of $182 thousand of income associated with life insurance proceeds in the preceding quarter.

Noninterest Expense
Noninterest expense totaled $34.4 million for the third quarter of 2023, up by $1.4 million, or 4%, from the second quarter of 2023. Linked quarter changes included:

Washington Trust
October 23, 2023
•Salaries and employee benefits expense amounted to $21.6 million, up by $1.0 million, or 5%, from the preceding quarter as performance-based compensation accruals were reduced in the second quarter.
•Advertising and promotion expense totaled $789 thousand, up by $362 thousand, or 85%, from the second quarter of 2023, largely due to the timing of such activities.

Income Tax
Income tax expense totaled $2.9 million for the third quarter of 2023, up by $73 thousand from the preceding quarter. The effective tax rate for the third quarter of 2023 was 20.8%, compared to 20.2% in the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2023 effective tax rate to be approximately 20.8%.

Investment Securities
The securities portfolio totaled $959 million at September 30, 2023, down by $63 million, or 6%, from June 30, 2023, reflecting a decrease of $43 million in the fair value of available for sale debt securities due to changes in market interest rates, as well as routine pay-downs. The securities portfolio represented 13% of total assets at September 30, 2023, compared to 15% of total assets at June 30, 2023.

Loans
Total loans amounted to $5.6 billion at September 30, 2023, up by $230 million, or 4%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $123 million, or 5%, from June 30, 2023, reflecting originations and advances of approximately $195 million, partially offset by principal payments of approximately $72 million.
•Residential real estate loans increased by $101 million, or 4%, from June 30, 2023. In the third quarter of 2023, residential real estate loans originated for portfolio amounted to $162 million, up by $13 million, or 9%, from the preceding quarter.
•The consumer loan portfolio increased by $6 million, or 2%, from June 30, 2023, largely reflecting growth in home equity lines and loans.

Deposits and Borrowings
Total deposits, which include wholesale brokered deposits, amounted to $5.4 billion at September 30, 2023, up by $101 million, or 2%, from the end of the preceding quarter. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $979 million, or 18% of total deposits, at September 30, 2023.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion at September 30, 2023, up by $35 million, or 1%, from June 30, 2023. As of September 30, 2023, in-market deposits were approximately 59% retail and 41% commercial. The average size of our in-market deposit accounts was approximately $37 thousand at September 30, 2023.

Wholesale funding was utilized in the third quarter to fund balance sheet growth. FHLB advances totaled $1 billion at September 30, 2023, up by $80 million, or 8%, from June 30, 2023. Wholesale brokered deposits amounted to $668 million

Washington Trust
October 23, 2023
and were up by $67 million, or 11%, from June 30, 2023. As of September 30, 2023, Washington Trust has contingent liquidity of $1.8 billion, consisting of noninterest-bearing cash, unencumbered securities and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $33.7 million, or 0.60% of total loans, at September 30, 2023, compared to $10.4 million, or 0.19% of total loans, at June 30, 2023. The increase in nonaccrual loans was largely due to two commercial real estate loans that were placed on nonaccrual status in the quarter. The composition of nonaccrual loans at September 30, 2023 was 69% commercial and 31% residential and consumer.

Past due loans were $9.7 million, or 0.17% of total loans, at September 30, 2023, compared to $6.3 million, or 0.12% of total loans, at June 30, 2023. The composition of past due loans at September 30, 2023 was essentially 100% residential and consumer.

The allowance for credit losses ("ACL") on loans amounted to $40.2 million, or 0.72% of total loans, at September 30, 2023, compared to $39.3 million, or 0.73% of total loans, at June 30, 2023. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $2.0 million at September 30, 2023, compared to $2.4 million at June 30, 2023.

The provision for credit losses totaled $500 thousand in the third quarter of 2023, down by $200 thousand from the preceding quarter. The provision for credit losses in the third quarter of 2023 was composed of a provision for credit losses on loans of $900 thousand and a negative provision (or a benefit) for credit losses on unfunded commitments of $400 thousand.

In the third quarter of 2023, net charge-offs of $30 thousand were recognized, compared to $37 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $431.4 million at September 30, 2023, down by $27.8 million, or 6%, from June 30, 2023. The accumulated other comprehensive income component of shareholders' equity decreased by $29.9 million in the third quarter, reflecting a decrease in the fair value of available for sale debt securities due to changes in market interest rates. The decrease in shareholders' equity also included $9.6 million in dividend declarations. These decreases were partially offset by net income of $11.2 million in the third quarter.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended September 30, 2023. The dividend was paid on October 12, 2023 to shareholders of record on October 2, 2023.

Capital levels at September 30, 2023 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 11.48% at September 30, 2023, compared to 11.81% at June 30, 2023. Book value per share was $25.35 at September 30, 2023, compared to $26.98 at June 30, 2023.

Washington Trust
October 23, 2023
Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 24, 2023 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 431699. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 734631. The audio replay will be available through November 7, 2023. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through December 31, 2023.

Washington Trust
October 23, 2023
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Assets:
Cash and due from banks	$109,432	$124,877	$134,989	$115,492	$130,066
Short-term investments	3,577	3,439	3,291	2,930	2,773
Mortgage loans held for sale, at fair value	10,550	20,872	7,445	8,987	24,054
Available for sale debt securities, at fair value	958,990	1,022,458	1,054,747	993,928	982,573
Federal Home Loan Bank stock, at cost	52,668	45,868	42,501	43,463	32,940
Loans:
Total loans	5,611,115	5,381,113	5,227,969	5,110,139	4,848,873
Less: allowance for credit losses on loans	40,213	39,343	38,780	38,027	36,863
Net loans	5,570,902	5,341,770	5,189,189	5,072,112	4,812,010
Premises and equipment, net	31,976	32,591	31,719	31,550	30,152
Operating lease right-of-use assets	27,882	28,633	26,170	27,156	27,788
Investment in bank-owned life insurance	103,003	102,293	101,782	102,182	101,491
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,919	4,130	4,342	4,554	4,766
Other assets	246,667	220,920	199,098	193,788	195,529
Total assets	$7,183,475	$7,011,760	$6,859,182	$6,660,051	$6,408,051
Liabilities:
Deposits:
Noninterest-bearing deposits	$773,261	$758,242	$829,763	$858,953	$938,572
Interest-bearing deposits	4,642,302	4,556,236	4,438,751	4,160,009	4,131,285
Total deposits	5,415,563	5,314,478	5,268,514	5,018,962	5,069,857
Federal Home Loan Bank advances	1,120,000	1,040,000	925,000	980,000	700,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,554	31,302	28,622	29,558	30,189
Other liabilities	163,273	144,138	149,382	155,181	153,050
Total liabilities	6,752,071	6,552,599	6,394,199	6,206,382	5,975,777
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,310	125,685	127,734	127,056	127,055
Retained earnings	498,521	496,996	495,231	492,043	485,163
Accumulated other comprehensive (loss) income	(178,734)	(148,827)	(141,760)	(157,800)	(171,755)
Treasury stock, at cost	(15,778)	(15,778)	(17,307)	(8,715)	(9,274)
Total shareholders’ equity	431,404	459,161	464,983	453,669	432,274
Total liabilities and shareholders’ equity	$7,183,475	$7,011,760	$6,859,182	$6,660,051	$6,408,051

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Interest income:
Interest and fees on loans	$70,896	$65,449	$59,749	$53,644	$45,125	$196,094	$115,657
Interest on mortgage loans held for sale	332	241	152	314	361	725	851
Taxable interest on debt securities	7,271	7,403	7,194	6,618	6,061	21,868	15,209
Dividends on Federal Home Loan Bank stock	878	858	597	330	88	2,333	218
Other interest income	1,344	1,279	1,070	855	503	3,693	769
Total interest and dividend income	80,721	75,230	68,762	61,761	52,138	224,713	132,704
Interest expense:
Deposits	34,069	29,704	19,589	12,301	6,656	83,362	13,722
Federal Home Loan Bank advances	12,497	11,652	11,626	7,822	3,234	35,775	3,891
Junior subordinated debentures	404	374	354	296	206	1,132	443
Total interest expense	46,970	41,730	31,569	20,419	10,096	120,269	18,056
Net interest income	33,751	33,500	37,193	41,342	42,042	104,444	114,648
Provision for credit losses	500	700	800	800	800	2,000	(2,100)
Net interest income after provision for credit losses	33,251	32,800	36,393	40,542	41,242	102,444	116,748
Noninterest income:
Wealth management revenues	8,948	9,048	8,663	8,624	9,525	26,659	30,122
Mortgage banking revenues	2,108	1,753	1,245	1,103	2,047	5,106	7,630
Card interchange fees	1,267	1,268	1,132	1,242	1,287	3,667	3,754
Service charges on deposit accounts	674	667	777	942	819	2,118	2,250
Loan related derivative income	1,082	247	(51)	745	1,041	1,278	2,011
Income from bank-owned life insurance	710	879	1,165	691	684	2,754	1,900
Other income	437	463	352	441	400	1,252	1,147
Total noninterest income	15,226	14,325	13,283	13,788	15,803	42,834	48,814
Noninterest expense:
Salaries and employee benefits	21,622	20,588	21,784	20,812	21,609	63,994	62,992
Outsourced services	3,737	3,621	3,496	3,568	3,552	10,854	10,169
Net occupancy	2,387	2,416	2,437	2,418	2,234	7,240	6,708
Equipment	1,107	1,050	1,028	1,002	939	3,185	2,795
Legal, audit and professional fees	1,058	978	896	987	693	2,932	2,140
FDIC deposit insurance costs	1,185	1,371	872	489	430	3,428	1,198
Advertising and promotion	789	427	408	713	799	1,624	1,874
Amortization of intangibles	211	212	212	212	215	635	648
Other expenses	2,294	2,353	2,431	3,158	2,596	7,078	6,839
Total noninterest expense	34,390	33,016	33,564	33,359	33,067	100,970	95,363
Income before income taxes	14,087	14,109	16,112	20,971	23,978	44,308	70,199
Income tax expense	2,926	2,853	3,300	4,398	5,310	9,079	15,091
Net income	$11,161	$11,256	$12,812	$16,573	$18,668	$35,229	$55,108

Net income available to common shareholders	$11,140	$11,237	$12,783	$16,535	$18,615	$35,160	$54,944

Weighted average common shares outstanding:
Basic	17,019	17,011	17,074	17,180	17,174	17,034	17,269
Diluted	17,041	17,030	17,170	17,319	17,298	17,063	17,389
Earnings per common share:
Basic	$0.65	$0.66	$0.75	$0.96	$1.08	$2.06	$3.18
Diluted	$0.65	$0.66	$0.74	$0.95	$1.08	$2.06	$3.16

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.54	$1.68	$1.62

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Share and Equity Related Data:
Book value per share	$25.35	$26.98	$27.37	$26.40	$25.17
Tangible book value per share - Non-GAAP (1)	$21.36	$22.98	$23.36	$22.42	$21.17
Market value per share	$26.33	$26.81	$34.66	$47.18	$46.48
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,019	17,019	16,986	17,183	17,171

Capital Ratios (2):
Tier 1 risk-based capital	10.77%	11.09%	11.28%	11.69%	11.97%
Total risk-based capital	11.48%	11.81%	12.01%	12.37%	12.65%
Tier 1 leverage ratio	7.87%	8.05%	8.25%	8.65%	8.99%
Common equity tier 1	10.35%	10.66%	10.84%	11.24%	11.50%

Balance Sheet Ratios:
Equity to assets	6.01%	6.55%	6.78%	6.81%	6.75%
Tangible equity to tangible assets - Non-GAAP (1)	5.11%	5.63%	5.84%	5.84%	5.74%
Loans to deposits (3)	103.1%	100.9%	98.6%	101.2%	95.4%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Performance Ratios (4):
Net interest margin (5)	1.97%	2.03%	2.33%	2.65%	2.82%	2.11%	2.71%
Return on average assets (net income divided by average assets)	0.62%	0.65%	0.77%	1.01%	1.19%	0.68%	1.23%
Return on average tangible assets - Non-GAAP (1)	0.63%	0.66%	0.78%	1.03%	1.20%	0.69%	1.25%
Return on average equity (net income available for common shareholders divided by average equity)	9.65%	9.67%	11.27%	14.96%	15.16%	10.19%	14.35%
Return on average tangible equity - Non-GAAP (1)	11.33%	11.32%	13.23%	17.74%	17.65%	11.95%	16.59%
Efficiency ratio (6)	70.2%	69.0%	66.5%	60.5%	57.2%	68.6%	58.3%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2023 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,683	$8,562	$8,429	$8,448	$9,302	$25,674	$29,154
Transaction-based revenues	265	486	234	176	223	985	968
Total wealth management revenues	$8,948	$9,048	$8,663	$8,624	$9,525	$26,659	$30,122

Assets Under Administration (AUA):
Balance at beginning of period	$6,350,260	$6,163,422	$5,961,990	$6,322,757	$6,650,097	$5,961,990	$7,784,211
Net investment (depreciation) appreciation & income	(154,269)	259,788	286,262	312,407	(239,762)	391,781	(1,444,785)
Net client asset outflows	(64,596)	(72,950)	(84,830)	(673,174)	(87,578)	(222,376)	(16,669)
Balance at end of period	$6,131,395	$6,350,260	$6,163,422	$5,961,990	$6,322,757	$6,131,395	$6,322,757

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,746	$827	$576	$992	$1,718	$3,149	$6,962
Changes in fair value, net (2)	(171)	382	86	(426)	(226)	297	(798)
Loan servicing fee income, net (3)	533	544	583	537	555	1,660	1,466
Total mortgage banking revenues	$2,108	$1,753	$1,245	$1,103	$2,047	$5,106	$7,630

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$161,603	$148,694	$109,768	$228,579	$225,132	$420,065	$653,295
Originations for sale to secondary market (5)	78,339	77,995	27,763	39,087	77,242	184,097	270,320
Total mortgage loan originations	$239,942	$226,689	$137,531	$267,666	$302,374	$604,162	$923,615

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$34,046	$28,727	$17,114	$27,085	$34,659	$79,887	$72,764
Sold with servicing rights released (5)	54,575	35,836	12,214	27,470	40,665	102,625	212,429
Total mortgage loans sold	$88,621	$64,563	$29,328	$54,555	$75,324	$182,512	$285,193
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Loans:
Commercial real estate (1)	$2,063,383	$1,940,030	$1,909,136	$1,829,304	$1,762,687
Commercial & industrial	611,565	611,472	609,720	656,397	652,758
Total commercial	2,674,948	2,551,502	2,518,856	2,485,701	2,415,445

Residential real estate (2)	2,611,100	2,510,125	2,403,255	2,323,002	2,144,098

Home equity	305,683	301,116	288,878	285,715	273,742
Other	19,384	18,370	16,980	15,721	15,588
Total consumer	325,067	319,486	305,858	301,436	289,330
Total loans	$5,611,115	$5,381,113	$5,227,969	$5,110,139	$4,848,873
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$771,517	37%	$691,780	38%
Massachusetts	656,754	32	566,717	31
Rhode Island	431,724	21	387,759	21
Subtotal	1,859,995	90	1,646,256	90
All other states	203,388	10	183,048	10
Total commercial real estate loans	$2,063,383	100%	$1,829,304	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,940,590	75%	$1,698,240	73%
Rhode Island	476,152	18	446,010	19
Connecticut	164,747	6	153,323	7
Subtotal	2,581,489	99	2,297,573	99
All other states	29,611	1	25,429	1
Total residential real estate loans	$2,611,100	100%	$2,323,002	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2023			December 31, 2022
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	142	$552,819	27%	127	$469,233	26%
Retail	102	421,882	20	108	421,617	23
Office	53	289,011	14	53	257,551	14
Industrial and warehouse	53	272,216	13	42	192,717	11
Hospitality	44	237,578	12	33	214,829	12
Healthcare	18	168,653	8	17	136,225	7
Commercial mixed use	11	47,984	2	21	54,976	3
Other	29	73,240	4	34	82,156	4
Total commercial real estate loans	452	$2,063,383	100%	435	$1,829,304	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	63	$160,637	26%	69	$193,052	29%
Real estate rental and leasing	158	80,283	13	168	72,429	11
Transportation and warehousing	16	62,831	10	20	51,347	8
Manufacturing	55	56,015	9	55	60,601	9
Educational services	17	44,451	7	19	46,708	7
Retail trade	45	43,724	7	50	56,012	9
Finance and insurance	45	30,094	5	55	28,313	4
Information	5	23,324	4	5	23,948	4
Arts, entertainment and recreation	20	22,528	4	24	25,646	4
Accommodation and food services	41	13,981	2	49	17,167	3
Professional, scientific and technical services	34	5,165	1	37	6,451	1
Public administration	12	3,751	1	11	3,789	1
Other	157	64,781	11	162	70,934	10
Total commercial & industrial loans	668	$611,565	100%	724	$656,397	100%

			Weighted Average		Asset Quality
September 30, 2023	Balance (2)	Average Loan Size (3)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Commercial Real Estate - Office by Class:
Class A	$113,135	$10,409	58%	1.48x	$106,761	$6,374	$—	$—
Class B	101,373	4,121	61%	1.42x	75,640	13,560	12,173	8,646
Class C	13,222	1,653	59%	1.40x	13,222	—	—	—
Medical Office	40,884	6,423	61%	1.44x	40,884	—	—	—
Lab Space	20,397	23,455	76%	1.34x	4,057	—	16,340	—
Total office (1)	$289,011	$6,087	62%	1.43x	$240,564	$19,934	$28,513	$8,646
(1)Approximately 67% of the total commercial real estate office balance of $289 million is secured by income producing properties located in suburban areas. Additionally, approximately 20% of the total commercial real estate office balance will mature in two years.
(2)Does not include $33.5 million of unfunded commitments.
(3)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Deposits:
Noninterest-bearing demand deposits	$773,261	$758,242	$829,763	$858,953	$938,572
Interest-bearing demand deposits (in-market)	490,217	428,306	318,365	302,044	273,231
NOW accounts	745,778	791,887	828,700	871,875	869,984
Money market accounts	1,111,797	1,164,557	1,214,014	1,255,805	1,146,826
Savings accounts	514,526	521,185	544,604	576,250	600,568
Time deposits (in-market)	1,111,942	1,048,820	924,506	795,838	797,505
In-market deposits	4,747,521	4,712,997	4,659,952	4,660,765	4,626,686
Wholesale brokered demand deposits	—	—	1,233	31,153	31,044
Wholesale brokered time deposits	668,042	601,481	607,329	327,044	412,127
Wholesale brokered deposits	668,042	601,481	608,562	358,197	443,171
Total deposits	$5,415,563	$5,314,478	$5,268,514	$5,018,962	$5,069,857

	September 30, 2023		December 31, 2022
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,339,261	25%	$1,514,900	30%
Less: affiliate deposits (2)	113,942	2	210,444	4
Uninsured deposits, excluding affiliate deposits	1,225,319	23	1,304,456	26
Less: fully-collateralized preferred deposits (3)	246,594	5	329,868	7
Uninsured deposits, after exclusions	$978,725	18%	$974,588	19%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Sep 30, 2023	Dec 31, 2022
Contingent Liquidity:
Federal Home Loan Bank of Boston	$1,040,792	$668,295
Federal Reserve Bank of Boston	23,777	27,059
Noninterest-bearing cash	72,001	49,727
Unencumbered securities	659,713	691,893
Total	$1,796,283	$1,436,974

Percentage of total contingent liquidity to uninsured deposits	134.1%	94.9%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	183.5%	147.4%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Asset Quality Ratios:
Nonperforming assets to total assets	0.48%	0.16%	0.21%	0.19%	0.19%
Nonaccrual loans to total loans	0.60%	0.19%	0.27%	0.25%	0.25%
Total past due loans to total loans	0.17%	0.12%	0.15%	0.23%	0.16%
Allowance for credit losses on loans to nonaccrual loans	119.50%	378.04%	277.40%	296.02%	304.10%
Allowance for credit losses on loans to total loans	0.72%	0.73%	0.74%	0.74%	0.76%

Nonperforming Assets:
Commercial real estate	$22,609	$—	$1,601	$—	$—
Commercial & industrial	696	899	920	—	—
Total commercial	23,305	899	2,521	—	—
Residential real estate	9,446	8,542	10,470	11,894	11,700
Home equity	901	966	989	952	422
Other consumer	—	—	—	—	—
Total consumer	901	966	989	952	422
Total nonaccrual loans	33,652	10,407	13,980	12,846	12,122
Other real estate owned	683	683	683	—	—
Total nonperforming assets	$34,335	$11,090	$14,663	$12,846	$12,122

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$1,188	$1,187	$—
Commercial & industrial	4	223	229	265	4
Total commercial	4	223	1,417	1,452	4
Residential real estate	7,785	4,384	5,730	8,875	7,256
Home equity	1,925	1,509	833	1,235	252
Other consumer	19	214	15	16	17
Total consumer	1,944	1,723	848	1,251	269
Total past due loans	$9,733	$6,330	$7,995	$11,578	$7,529

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,710	$3,672	$5,648	$7,196	$7,059

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Nonaccrual Loan Activity:
Balance at beginning of period	$10,407	$13,980	$12,846	$12,122	$12,414	$12,846	$14,203
Additions to nonaccrual status	25,088	600	2,570	2,485	521	28,258	1,106
Loans returned to accruing status	(197)	(1,329)	(110)	—	(400)	(1,636)	(699)
Loans charged-off	(44)	(52)	(61)	(62)	(63)	(157)	(122)
Loans transferred to other real estate owned	—	—	(683)	—	—	(683)	—
Payments, payoffs and other changes	(1,602)	(2,792)	(582)	(1,699)	(350)	(4,976)	(2,366)
Balance at end of period	$33,652	$10,407	$13,980	$12,846	$12,122	$33,652	$12,122

Allowance for Credit Losses on Loans:
Balance at beginning of period	$39,343	$38,780	$38,027	$36,863	$36,317	$38,027	$39,088
Provision for credit losses on loans (1)	900	600	800	900	600	2,300	(2,329)
Charge-offs	(44)	(52)	(61)	(62)	(63)	(157)	(122)
Recoveries	14	15	14	326	9	43	226
Balance at end of period	$40,213	$39,343	$38,780	$38,027	$36,863	$40,213	$36,863

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,390	$2,290	$2,290	$2,390	$2,190	$2,290	$2,161
Provision for credit losses on unfunded commitments (1)	(400)	100	—	(100)	200	(300)	229
Balance at end of period (2)	$1,990	$2,390	$2,290	$2,290	$2,390	$1,990	$2,390
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	($300)	$—	$—	($145)
Commercial & industrial	4	5	6	10	9	15	(3)
Total commercial	4	5	6	(290)	9	15	(148)
Residential real estate	—	—	—	—	—	—	(21)
Home equity	(7)	(2)	(1)	(8)	—	(10)	(4)
Other consumer	33	34	42	34	45	109	69
Total consumer	26	32	41	26	45	99	65
Total	$30	$37	$47	($264)	$54	$114	($104)

Net charge-offs (recoveries) to average loans - annualized	—%	—%	—%	(0.02%)	—%	—%	—%

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2023			June 30, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$102,608	$1,344	5.20%	$109,204	$1,279	4.70%	($6,596)	$65	0.50%
Mortgage loans held for sale	23,057	332	5.71	18,647	241	5.18	4,410	91	0.53
Taxable debt securities	1,181,915	7,271	2.44	1,201,973	7,403	2.47	(20,058)	(132)	(0.03)
FHLB stock	46,889	878	7.43	43,815	858	7.85	3,074	20	(0.42)
Commercial real estate	2,004,204	31,526	6.24	1,928,461	28,800	5.99	75,743	2,726	0.25
Commercial & industrial	609,604	9,896	6.44	615,101	9,458	6.17	(5,497)	438	0.27
Total commercial	2,613,808	41,422	6.29	2,543,562	38,258	6.03	70,246	3,164	0.26
Residential real estate	2,552,602	24,976	3.88	2,448,204	23,137	3.79	104,398	1,839	0.09
Home equity	303,144	4,514	5.91	292,195	4,082	5.60	10,949	432	0.31
Other	18,813	225	4.74	17,808	207	4.66	1,005	18	0.08
Total consumer	321,957	4,739	5.84	310,003	4,289	5.55	11,954	450	0.29
Total loans	5,488,367	71,137	5.14	5,301,769	65,684	4.97	186,598	5,453	0.17
Total interest-earning assets	6,842,836	80,962	4.69	6,675,408	75,465	4.53	167,428	5,497	0.16
Noninterest-earning assets	272,321			263,830			8,491
Total assets	$7,115,157			$6,939,238			$175,919
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$461,760	$5,060	4.35%	$393,824	$4,090	4.17%	$67,936	$970	0.18%
NOW accounts	742,690	419	0.22	781,226	400	0.21	(38,536)	19	0.01
Money market accounts	1,173,284	9,929	3.36	1,199,761	9,302	3.11	(26,477)	627	0.25
Savings accounts	516,342	429	0.33	522,300	321	0.25	(5,958)	108	0.08
Time deposits (in-market)	1,080,395	9,880	3.63	1,000,284	7,960	3.19	80,111	1,920	0.44
Interest-bearing in-market deposits	3,974,471	25,717	2.57	3,897,395	22,073	2.27	77,076	3,644	0.30
Wholesale brokered demand deposits	—	—	—	28	—	—	(28)	—	—
Wholesale brokered time deposits	659,624	8,352	5.02	650,381	7,631	4.71	9,243	721	0.31
Wholesale brokered deposits	659,624	8,352	5.02	650,409	7,631	4.71	9,215	721	0.31
Total interest-bearing deposits	4,634,095	34,069	2.92	4,547,804	29,704	2.62	86,291	4,365	0.30
FHLB advances	1,053,370	12,497	4.71	979,835	11,652	4.77	73,535	845	(0.06)
Junior subordinated debentures	22,681	404	7.07	22,681	374	6.61	—	30	0.46
Total interest-bearing liabilities	5,710,146	46,970	3.26	5,550,320	41,730	3.02	159,826	5,240	0.24
Noninterest-bearing demand deposits	773,424			770,075			3,349
Other liabilities	173,572			152,616			20,956
Shareholders' equity	458,015			466,227			(8,212)
Total liabilities and shareholders' equity	$7,115,157			$6,939,238			$175,919
Net interest income (FTE)		$33,992			$33,735			$257
Interest rate spread			1.43%			1.51%			(0.08%)
Net interest margin			1.97%			2.03%			(0.06%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2023	Jun 30, 2023	Change
Commercial loans	$241	$235	$6
Total	$241	$235	$6

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2023			September 30, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$105,025	$3,693	4.70%	$128,606	$769	0.80%	($23,581)	$2,924	3.90%
Mortgage loans for sale	18,315	725	5.29	29,985	851	3.79	(11,670)	(126)	1.50
Taxable debt securities	1,192,536	21,868	2.45	1,106,632	15,209	1.84	85,904	6,659	0.61
FHLB stock	45,605	2,333	6.84	15,745	218	1.85	29,860	2,115	4.99
Commercial real estate	1,931,196	85,626	5.93	1,648,061	43,360	3.52	283,135	42,266	2.41
Commercial & industrial	618,415	28,423	6.14	628,574	19,456	4.14	(10,159)	8,967	2.00
Total commercial	2,549,611	114,049	5.98	2,276,635	62,816	3.69	272,976	51,233	2.29
Residential real estate	2,452,088	69,777	3.80	1,875,175	46,376	3.31	576,913	23,401	0.49
Home equity	293,957	12,355	5.62	257,814	6,753	3.50	36,143	5,602	2.12
Other	17,685	616	4.66	15,995	550	4.60	1,690	66	0.06
Total consumer	311,642	12,971	5.56	273,809	7,303	3.57	37,833	5,668	1.99
Total loans	5,313,341	196,797	4.95	4,425,619	116,495	3.52	887,722	80,302	1.43
Total interest-earning assets	6,674,822	225,416	4.52	5,706,587	133,542	3.13	968,235	91,874	1.39
Noninterest-earning assets	259,334			268,744			(9,410)
Total assets	$6,934,156			$5,975,331			$958,825
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$385,180	$11,788	4.09%	$255,014	$1,114	0.58%	$130,166	$10,674	3.51%
NOW accounts	781,546	1,177	0.20	867,464	492	0.08	(85,918)	685	0.12
Money market accounts	1,208,436	26,807	2.97	1,193,599	3,984	0.45	14,837	22,823	2.52
Savings accounts	534,784	1,065	0.27	570,129	246	0.06	(35,345)	819	0.21
Time deposits (in-market)	971,333	22,417	3.09	800,037	5,997	1.00	171,296	16,420	2.09
Interest-bearing in-market deposits	3,881,279	63,254	2.18	3,686,243	11,833	0.43	195,036	51,421	1.75
Wholesale brokered demand deposits	5,368	177	4.41	17,197	212	1.65	(11,829)	(35)	2.76
Wholesale brokered time deposits	579,871	19,931	4.60	396,465	1,677	0.57	183,406	18,254	4.03
Wholesale brokered deposits	585,239	20,108	4.59	413,662	1,889	0.61	171,577	18,219	3.98
Total interest-bearing deposits	4,466,518	83,362	2.50	4,099,905	13,722	0.45	366,613	69,640	2.05
FHLB advances	1,025,788	35,775	4.66	285,590	3,891	1.82	740,198	31,884	2.84
Junior subordinated debentures	22,681	1,132	6.67	22,681	443	2.61	—	689	4.06
Total interest-bearing liabilities	5,514,987	120,269	2.92	4,408,176	18,056	0.55	1,106,811	102,213	2.37
Noninterest-bearing demand deposits	792,706			925,433			(132,727)
Other liabilities	165,021			129,967			35,054
Shareholders' equity	461,442			511,755			(50,313)
Total liabilities and shareholders' equity	$6,934,156			$5,975,331			$958,825
Net interest income (FTE)		$105,147			$115,486			($10,339)
Interest rate spread			1.60%			2.58%			(0.98%)
Net interest margin			2.11%			2.71%			(0.60%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2023	Sep 30, 2022	Change
Commercial loans	$703	$838	($135)
Total	$703	$838	($135)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Tangible Book Value per Share:
Total shareholders' equity, as reported	$431,404	$459,161	$464,983	$453,669	$432,274
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,919	4,130	4,342	4,554	4,766
Total tangible shareholders' equity	$363,576	$391,122	$396,732	$385,206	$363,599

Shares outstanding, as reported	17,019	17,019	16,986	17,183	17,171

Book value per share - GAAP	$25.35	$26.98	$27.37	$26.40	$25.17
Tangible book value per share - Non-GAAP	$21.36	$22.98	$23.36	$22.42	$21.18

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$363,576	$391,122	$396,732	$385,206	$363,599

Total assets, as reported	$7,183,475	$7,011,760	$6,859,182	$6,660,051	$6,408,051
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,919	4,130	4,342	4,554	4,766
Total tangible assets	$7,115,647	$6,943,721	$6,790,931	$6,591,588	$6,339,376

Equity to assets - GAAP	6.01%	6.55%	6.78%	6.81%	6.75%
Tangible equity to tangible assets - Non-GAAP	5.11%	5.63%	5.84%	5.84%	5.74%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Return on Average Tangible Assets:
Net income, as reported	$11,161	$11,256	$12,812	$16,573	$18,668	$35,229	$55,108

Total average assets, as reported	$7,115,157	$6,939,238	$6,743,996	$6,480,872	$6,216,129	$6,934,156	$5,975,331
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,021	4,233	4,445	4,657	4,871	4,232	5,085
Total average tangible assets	$7,047,227	$6,871,096	$6,675,642	$6,412,306	$6,147,349	$6,866,015	$5,906,337

Return on average assets - GAAP	0.62%	0.65%	0.77%	1.01%	1.19%	0.68%	1.23%
Return on average tangible assets - Non-GAAP	0.63%	0.66%	0.78%	1.03%	1.20%	0.69%	1.25%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$11,140	$11,237	$12,783	$16,535	$18,615	$35,160	$54,944

Total average equity, as reported	$458,015	$466,227	$460,106	$438,347	$487,230	$461,442	$511,755
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,021	4,233	4,445	4,657	4,871	4,232	5,085
Total average tangible equity	$390,085	$398,085	$391,752	$369,781	$418,450	$393,301	$442,761

Return on average equity - GAAP	9.65%	9.67%	11.27%	14.96%	15.16%	10.19%	14.35%
Return on average tangible equity - Non-GAAP	11.33%	11.32%	13.23%	17.74%	17.65%	11.95%	16.59%